TERMINATION AGREEMENT

This TERMINATION AGREEMENT (the “Agreement”), dated September 6, 2013, is entered into by and between Grandview Capital Partners, Inc. (“Grandview”) and The Grilled Cheese Truck, Inc. (formerly Trig Acquisition 1, Inc.) (the “Company” and together with Grandview, each a “Party” and collectively, the “Parties”).

WHEREAS, the Parties entered into an Placement Agency Agreement, dated May 29, 2013 (the “Placement Agreement”), whereby Grandview was to provide certain placement agent services to the Company; and

WHEREAS, Grandview and the Company now desire to terminate the Placement Agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, and intending to be bound hereby, the Parties hereby agree as follows:

1.          Incorporation of Recitals. The above recitals are incorporated herein by reference as operative and integral premises and parts of this Agreement.

2.          Agreement to Terminate the Advisory Agreement.

Pursuant to Section 11 of the Placement Agreement, the Parties hereby mutually agree to terminate the Placement Agreement, as of the date of this Agreement, provided however, that the Company agrees that the provisions relating to the payment of fees (including but not limited to the tail fees specified in Section 7 of the Agreement relating to any entities or individuals Grandview introduced to the Company prior to the execution of this Agreement), expenses, rights of first refusal, confidentiality, indemnification and contribution shall survive such termination.

3.          Construction. Any controversy regarding the construction of this Agreement shall be decided neutrally, in light of its conciliatory purpose, and without regard to the events of authorship or negotiation.

4.          Binding Effect. This Agreement is binding upon and inures to the benefit of the Parties hereto and their respective successors and assigns.

5.          Governing Law. Both this Agreement and the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect, and in all other respects by the laws of the State of New York, without regard to the conflicts of laws principles thereof.

6.          Severability. If any term or provision of this Agreement or the performance thereof shall be invalid or unenforceable to any extent, such invalidity or unenforceability shall not affect or render invalid or unenforceable any other provision of this Agreement and this Agreement shall be valid and enforced to the fullest extent permitted by law.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement is made and entered into as of the date first set forth above.

GRANDVIEW CAPITAL PARTNERS, INC.

By:	/s/ Peter Goldstein
Name: Peter Goldstein
Title: President

THE GRILLED CHEESE TRUCK, INC.
(formerly Trig Acquisition 1, Inc.)

By:	/s/ David Danhi
Name: David Danhi
Title: Chief Executive Officer